                                                                                                EXHIBIT 12.3
                                                                                                      Page 1

                                       THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                                    CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                                                                     Year Ended December 31,
                                               ---------------------------------------------------------------
                                                 1996          1997          1998          1999          2000
                                               --------      --------      --------      --------      --------
                                                                     (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items            $116,553      $114,481      $164,891      $194,089      $202,950
  Interest and other charges, before
    reduction for amounts capitalized           244,789       248,429       232,727       211,960       202,752
  Provision for income taxes                     69,120        92,969       110,611       123,869       126,701
  Interest element of rentals charged
    to income (a)                                79,503        69,086        68,314        66,680        65,616
                                               --------      --------      --------      --------      --------
    Earnings as defined                        $509,965      $524,965      $576,543      $596,598      $598,019
                                               ========      ========      ========      ========      ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest expense                             $244,789      $248,429      $232,727      $211,960      $202,752
  Interest element of rentals charged to
    income (a)                                   79,503        69,086        68,314        66,680        65,616
                                               --------      --------      --------      --------      --------
    Fixed charges as defined                   $324,292      $317,515      $301,041      $278,640      $268,368
                                               ========      ========      ========      ========      ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES                                          1.57          1.65          1.92          2.14          2.23
                                                   ====          ====          ====          ====          ====


-----------------------------
(a) Includes the interest component of Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.



                                                                                           EXHIBIT 12.3
                                                                                                 Page 2

                                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                         CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                                      Year Ended December 31,
                                               ---------------------------------------------------------------
                                                 1996          1997          1998          1999          2000
                                               --------      --------      --------      --------      --------
                                                                      (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items            $116,553      $114,481      $164,891      $194,089      $202,950
  Interest and other charges, before
    reduction for amounts capitalized           244,789       248,429       232,727       211,960       202,752
  Provision for income taxes                     69,120        92,969       110,611       123,869       126,701
  Interest element of rentals charged to
    income (a)                                   79,503        69,086        68,314        66,680        65,616
                                               --------      --------      --------      --------      --------
    Earnings as defined                        $509,965      $524,965      $576,543      $596,598      $598,019
                                               ========      ========      ========      ========      ========

FIXED CHARGES AS DEFINED IN REGULATION S-K
  PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
  (PRE-INCOME TAX BASIS):
  Interest expense                             $244,789      $248,429      $232,727      $211,960      $202,752
  Preferred stock dividend requirements          38,743        45,029        24,794        33,524        20,843
  Adjustments to preferred stock dividends
    to state on a pre-income tax basis           22,976        36,568        16,632        21,395        13,012
  Interest element of rentals charged to
    income (a)                                   79,503        69,086        68,314        66,680        65,616
                                               --------      --------      --------      --------      --------
    Fixed charges as defined plus preferred
      stock dividend requirements
      (pre-income tax basis)                   $386,011      $399,112      $342,467      $333,559      $302,223
                                               ========      ========      ========      ========      ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES PLUS PREFERRED STOCK DIVIDEND
  REQUIREMENTS (PRE-INCOME TAX BASIS)              1.32          1.32          1.68          1.79          1.98
                                                   ====          ====          ====          ====          ====

--------------------
(a) Includes the interest component of Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.
